SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of the 7th day of February, 2001 by and among CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender") and EXABYTE CORPORATION, a Delaware corporation ("Borrower").

     WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of May 16, 2000, as amended by that certain First Amendment to Loan and Security Agreement, dated as of September 29, 2000 (as amended, the "Agreement");

     WHEREAS, Borrower and Lender desire to amend the Agreement in the manner provided below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

ARTICLE II
Amendments

     Section 2.01. Amendment to Section 1.27 of the Agreement. Effective as of the date hereof, Section 1.27 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "1.27 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one (1.00%) per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three (3.00%) percent per annum in excess of the Adjusted Eurodollar Rate, and, provided, further, the Interest Rate shall mean the rate equal to the sum of the two percent (2.00%) per annum plus the otherwise applicable Interest Rate, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

     Section 2.02. Amendment to Section 1.32 of the Agreement. Effective as of the date hereof, Section 1.32 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "1.32 "Maximum Credit" shall mean the amount of $25,000,000."

     Section 2.03. Addition of Section 1.47 to the Agreement. Effective as of the date hereof, Section 1.47 is hereby added to the Agreement and shall read as follows:

          "1.47 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in Borrower's business; (e) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (f) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (g) bill and hold goods, (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (j) returned, damaged and/or defective Inventory; and (k) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral."

     Section 2.04. Amendment to Sections 2.1(a)(iv) and (v) of the Agreement. Effective as of the date hereof, Sections 2.1 (a)(iv) and (v) of the Agreement are hereby amended and restated to read in their entirety as follows:

          "(iv) the lesser of: (A) twenty-five percent (25%) of the Value of Eligible Inventory or (B) $4,000,000, less

           (v) any Availability Reserves."

     Section 2.05. Amendment to Section 2.1(b) of the Agreement. Effective as of the date hereof, Section 2.1 (b) of the Agreement is hereby amended and restated to read in its entirety as follows:

          "(b) Lender may, in its discretion, from time to time (i) reduce the lending formula with respect to Eligible Accounts, Eligible Foreign Accounts and Eligible Subsidiary Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory as determined by an independent appraiser selected by Lender, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory, Eligible Foreign Accounts, Eligible Subsidiary Accounts or in establishing Availability Reserves."

     Section 2.06. Amendment to Section 2.1(d) of the Agreement. Effective as of the date hereof, Section 2.1(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

          "(d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(iv)(B), Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit."

     Section 2.07. Amendment to Section 2.2(c) of the Agreement. Effective as of the date hereof, Section 2.2(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

          "(c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1 (a)(iv)(A) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto."

     Section 2.08. Collateral Reporting. Amendment to Section 7.1 of the Agreement. Effective as of the date hereof, Section 7.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall reasonably request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper, or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent, at any time that an Event of Default exists or has occurred and is continuing, to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services."

     Section 2.09. Inventory Covenants. Amendment to Section 7.3 of the Agreement. Effective as of the date hereof, Section 7.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance in all material respects with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval."

     Section 2.10. Amendment to Section 9.15 of the Agreement. Effective as of the date hereof, Section 9.15 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "9.15 Tangible Net Worth. Borrower shall maintain Tangible Net Worth of not less than the amounts set forth below as of the end of the corresponding quarters set forth below, provided, however, that for the purposes of this Section, non-cash write-offs (excluding the write-off of current and long term deferred tax assets) taken in accordance with GAAP in fiscal years 2000 and 2001 shall be excluded form the calculation of Tangible Net Worth:

Period	Minimum Tangible Net Worth
January 1, 2001 through March 31, 2001	$32,000,000
April 1, 2001 through June 30, 2001	$30,000,000
July 1, 2001 through September 30, 2001	$31,000,000
October 1, 2001 through December 31, 2001	$32,000,000
Each six month period thereafter	The minimum Tangible Net Worth required for the immediately preceding period, plus $2,500,000"

     Section 2.11. Amendment to Schedule 1.4 of the Agreement. Effective as of the date hereof, the following shall be added to Schedule 1.4 of the Agreement:

          "Availability amounts reserved by Lender to reflect fifty percent (50%) of net proceeds realized from the sale of assets assigned to Lender, including, but not limited to, Borrower's stock held in Highground Systems, Inc."

ARTICLE III
Conditions Precedent

     Section 3.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Lender:

           (a) Lender shall have received (i) this Amendment, duly executed by Borrower and (ii) such additional documents, instruments and information as Lender or its legal counsel may request;

           (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in the other documents and agreements relating hereto or thereto (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents") shall be true and correct as of the date hereof as if made on the date hereof;

           (c) No default shall have occurred under the Agreement and be continuing and no default shall exist under the Agreement unless such default has been specifically waived in writing by Lender;

           (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Patton Boggs LLP; and

           (e) Borrower shall have paid to Lender an amendment fee in the amount of $50,000 in immediately available funds, which fee shall be fully earned and nonrefundable upon execution hereof.

ARTICLE IV
Conditions Subsequent

     Section 4.01. Conditions Subsequent. As a condition subsequent to the initial closing hereunder, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default):

           (a) Borrower shall have delivered within 10 Business Days from the date hereof a stock pledge agreement pledging all of its right, title and interest in Highground Systems, Inc., as well as the applicable stock certificates and a blank stock power in connection therewith, all in form and substance satisfactory to Lender and its counsel.

ARTICLE V
No Waiver

     Except as specifically provided in this Amendment, nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrower and Lender.

ARTICLE VI
Ratifications. Representations and Warranties

     Section 6.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

     Section 6.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and (iv) Borrower has not amended its Certificate of Incorporation or Bylaws since May 16, 2000.

ARTICLE VII
Miscellaneous

     Section7.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     Section 7.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 7.03. Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Lender's legal counsel, and all reasonable costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the reasonable costs and fees of Lender's legal counsel.

     Section 7.04. Severabilitv. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid or unenforceable provision.

     SECTION 7.05. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 7.06. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

     Section 7.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 7.08. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 7.09. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     SECTION 7.10. NO ORAL AGREEMENTS. THE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 7.11 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrower and Lender to be effective as of the date first above written.

LENDER:	BORROWER:
CONGRESS FINANCIAL CORPORATION (SOUTHWEST)	EXABYTE CORPORATION

By: /s/ Joe T. Curdy	By: /s/ Stephen F. Smith
Name: Joe T. Curdy	Name: Stephen F. Smith
Title: AVP	Title: CFO

Address:	Chief Executive Office:
1201 Main Street, Suite 1625	1685 38th Street
Dallas, Texas 75202	Boulder, Colorado 80229